Exhibit 99.2

                            JOINT FILERS' INFORMATION


Designated Filer:  Warburg Pincus Private Equity VIII, L.P.
Issuer & Ticker Symbol: Altus Pharmaceuticals, Inc. (ALTU)
Dates of Event Requiring Statement:  April 7, 2009, April 8, 2009
                                     and April 9, 2009


1. Name:       Warburg Pincus Partners, LLC
   Address:    466 Lexington Avenue
               New York, NY 10017

2. Name:       Warburg Pincus LLC
   Address:    466 Lexington Avenue
               New York, NY 10017

3. Name:       Warburg Pincus & Co.
   Address:    466 Lexington Avenue
               New York, NY 10017